BYLAWS OF DUONAS CORP.

ARTICLE I

IDENTIFICATION

Section 1.1.  Name. The name of the Corporation is Duonas Corp.

Section 1.2.  Principal Office. The principal office for the transaction of business of the Corporation shall be fixed or may be changed by approval of a majority of the authorized directors, and additional offices may be established and maintained at such other place or places as the Board of Directors may from time to time designate.

ARTICLE II

STOCK

Section 2.1.  Certificates Representing Shares. Each holder of the shares of stock of the Corporation shall be entitled to a certificate signed by the President or a Vice President and the Secretary or an Assistant Secretary of the Corporation, certifying the number of shares owned by him in the Corporation.

Section 2.2.  Transfer of Stock. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, and subject to applicable federal and state securities laws and contractual obligations, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

Section 2.3.  Facsimile Signatures. Any of or all the signatures on the certificate may be facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

Section 2.4.  Lost, Stolen or Destroyed Stock Certificates; Issuance of New Certificates. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

ARTICLE III

STOCKHOLDERS

Section 3.1.  Place of Meetings. Meetings of the stockholders of the Corporation shall be held at any place within or without the State of Nevada as may be designated in the notice thereof.

Section 3.2.  Annual Meetings. Annual meetings of stockholders shall be held at such date, time and place, either within or without the State of Nevada, as may be designated from time to time by the Board of Directors and stated in the notice of the meeting, for the purpose of electing a Board of Directors, and transacting such other business as may properly be brought before the meeting.

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Section 3.3.  Special Meetings. Special meetings of the stockholders may be called by the President, the Board of Directors or the holders of not less than twenty percent (20%) of all the shares entitled to vote at the meeting. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice. The time, date and place of any special meeting shall be determined by the Board of Directors. In the case of a special meeting requested by stockholders, the Board of Directors shall, within thirty (30) days from the date such request became effective in accordance with these Bylaws, set a place, time and date for such meeting, which date shall be not later than ninety (90) days from the date such request became effective in accordance with these Bylaws.

Section 3.4.  Notice of Meetings; Waiver. Written notice stating the place, day, and hour of the meeting and, in case of a special meeting the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10) nor more than sixty (60) days before the date of the meeting. Waiver by a stockholder in writing of notice of a stockholders' meeting shall constitute a waiver of notice of the meeting, whether executed and/or delivered before or after such meeting.

Section 3.5.  Quorum. A majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of the stockholders. The stockholders present at a duly organized meeting may continue to do business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

Section 3.6.  Proxies. A stockholder may vote either in person or by proxy executed in writing by the stockholder or by his duly authorized attorney-in-fact. No proxy shall be valid after six months from the date of its creation, unless the stockholder provides for a longer period, not exceeding seven (7) years in the proxy. Each proxy shall be revocable unless expressly provided therein to be irrevocable or unless otherwise made irrevocable by law. The notice of every meeting of the stockholders may be accompanied by a form of proxy approved by the Board of Directors in favor of such person or persons as the Board of Directors may select.

Section 3.7.  Action Without a Meeting. Any action that may be taken at a meeting of the stockholders may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the actions taken, is signed by stockholders holding at least a majority of the voting power, except that if a different proportion of voting power is required for such an action at a meeting, then that proportion.

Section 3.8.  Adjournments. Notwithstanding any other provisions of the Articles of Incorporation or these Bylaws, the holders of a majority of the shares of stock of the Corporation entitled to vote at any meeting, present in person or represented by proxy, whether or not a quorum is present, shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At any such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting originally called; provided, however, that if the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the adjourned meeting.

Section 3.9.  Voting. Each stockholder shall at every meeting of the stockholders be entitled to one (1) vote in person or by proxy for each share of capital stock having voting power held by such stockholder. The act of a majority of the shares so represented in person or by proxy at a meeting at which a quorum is present shall be the act of the stockholders, unless applicable law requires a greater number.

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Section 3.10.  List of Stockholders Entitled to Vote. The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

Section 3.11.  Fixing Record Date. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action. The Board of Directors shall not close the books of the Corporation against transfer of shares during the whole or any part of such period. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

ARTICLE IV

BOARD OF DIRECTORS

Section 4.1.  Number and Qualifications. A Board of Directors shall manage the business and affairs of the Corporation. The number of directors shall be fixed in such manner as may be determined by the vote of not less than a majority of the directors then in office, but shall be not less than one (1) nor more than eleven (11). A director need not be a stockholder of the Corporation.

Section 4.2.  Election. At each annual meeting of stockholders, the stockholders shall elect directors to hold office until the next succeeding annual meeting. Each director shall hold office for the term for which he is elected and until his successor shall be elected and qualified or until his earlier resignation or removal.

Section 4.3.  Vacancies. Any vacancy occurring in the Board of Directors, including vacancies resulting from any increase in the authorized number of directors, may be filled by the affirmative vote of the majority of the remaining directors though less than a quorum of the Board of Directors. A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office, subject to earlier removal or resignation.

Section 4.4.  Place of Meeting. The Board of Directors meetings, annual, regular or special, may be held either within or without the State of Nevada.

Section 4.5.  Regular Meetings. Regular meetings of the Board of Directors shall be held at such place or places within or without the State of Nevada, at such hour and on such day as may be fixed by resolution of the Board of Directors, without further notice of such meetings.

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Section 4.6.  Special Meetings. Special meetings of the Board of Directors may be held upon notice by letter, facsimile, cable or electronic mail, delivered for transmission not later than one day immediately preceding the day for the meeting, upon the call of the President or Secretary of the Corporation at any place within or without the State of Nevada. Notice of any meeting of the Board of Directors may be waived in writing signed by the person or persons entitled to the notice, whether before or after the time of the meeting. Neither the business to be transacted at, nor the purpose of, any meeting of the Board of Directors need be specified in the notice or waiver of notice of the meeting.

Section 4.7.  Quorum. A majority of the number of directors holding office shall constitute a quorum for the transaction of business. The act of the majority of the directors present at a meeting at which a quorum has been achieved shall be the act of the Board of Directors unless applicable law or the Articles of In Corporation requires the act of a greater number.  In the event of a “tie” vote whereby no quorum exists, the Chairman of the Board of Directors, or such equivalent party in the event no such position has been elected or specified, has the option to break such tie or to abstain from doing so.

Section 4.8.  Action Without a Meeting. Any action that may be taken at a meeting of the directors, or of a committee, may be taken without a meeting if consent in writing, setting forth the actions taken, shall be signed by all of the directors, or all of the members of the committee, as the case may be. Such writing(s) may be manually executed or transmitted by facsimile, cable or electronic mail or similar means of visual data transmission.

Section 4.9.  Resignations. Any director may resign at any time by written notice to the Corporation. Any such resignation shall take effect at the date of receipt of such notice or at any later time specified therein, and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 4.10.  Telephonic Meetings Permitted. Members of the Board of Directors, or any committee designated by the board, may participate in a meeting of such board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to these Bylaws shall constitute presence in person at such meeting.

Section 4.11.  Compensation. Directors shall be entitled to such compensation for their services as may be approved by the Board of Directors including, if so approved by resolution of the Board of Directors, a fixed sum and expenses of attendance at each regular or special meeting or any committee thereof. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

Section 4.12.  Removal. Except as provided in the Articles of Incorporation or these Bylaws, any director or the entire Board of Directors may be removed, with or without cause, by the vote of stockholders representing not less than two-thirds of the voting power of the issued and outstanding stock entitled to vote.

Section 4.13.  Committees. The Board of Directors may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of two or more of the directors of the Corporation. The Board may designate one or more directors as alternate members of any committee. The alternate members of any committee may replace any absent or disqualified member at any meeting of the committee. Any such committee, to the extent provided in a resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have such power or authority in reference to amending the Articles of Incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation's property and assets, recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution, or amending the Bylaws of the Corporation; and, unless the resolution or the Articles of Incorporation expressly so provide, no committee shall have the power or authority to declare a dividend or to authorize the issuance of stock. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required. Members of special or standing committees shall be entitled to receive such compensation for serving on such committees, as the Board of Directors shall determine.

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ARTICLE V

OFFICERS

Section 5.1.  Officers. The officers of the Corporation shall be appointed by the Board of Directors and may consist of a Chief Executive Officer, President, Secretary, Chief Financial Officer, Treasurer, Chairman of the Board, one or more Vice Presidents, Assistant Secretaries, Assistant Treasurers, or such other officers or assistant officers or agents as may be provided herein, or otherwise deemed necessary, from time to time by the Board of Directors. Officers need not be directors of the Corporation. Each officer so elected shall hold office until his successor is elected and qualified, but shall be subject to removal at any time by the vote or written consent of a majority of the directors. Any officer may resign at any time upon written notice to the Secretary of the Corporation.

Section 5.2.  Vacancies. Whenever any vacancies shall occur in any office by death, resignation, increase in the number of offices of the Corporation, or otherwise, the Board of Directors may fill the same, and the officer so elected shall hold office until his successor is elected and qualified, subject to removal as aforesaid.

Section 5.3.  Chairman of the Board of Directors. The Chairman of the Board of Directors shall preside at all meetings of the directors, discharge all duties incumbent upon the presiding officer and perform such other duties as the Board of Directors may prescribe.

Section 5.4. Chief Executive Officer. The Chief Executive Officer, subject to the control of the Board of Directors, shall have general supervision, direction and control of the business and subordinate officers of the Corporation. He shall have the general powers and full duties of management usually vested in the office of the Chief Executive Officer of a Corporation, including, but not limited to, the power in the name of the Corporation and on its behalf to execute any and all stock certificates, deeds, mortgages, contracts, agreements, and other instruments in writing, and shall have such other powers and duties as may be prescribed by the Board of Directors or the Bylaws.

Section 5.5. President. The President shall, subject to the control of the Board of Directors, have general supervision, direction and control of the business and subordinate officers of the Corporation. He shall have the general powers and full duties of management usually vested in the office of the President of a Corporation, including, but not limited to, the power in the name of the Corporation and on its behalf to execute any and all stock certificates, deeds, mortgages, contracts, agreements, and other instruments in writing, and shall have such other powers and duties as may be prescribed by the Board of Directors or the Bylaws.

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Section 5.6.  Vice President. Each Vice President shall perform such duties as these Bylaws may provide or the Board of Directors may prescribe. In the absence of the President, or if he is unable or unwilling to perform his duties, the Vice President, if only one, or such Vice President, if more than one, who is so-designated by the Board will assume the duties and responsibilities of the President.

Section 5.7.  Secretary. The Secretary shall attend all meetings of the stockholders and of the Board of Directors, and shall keep a true and complete record of the proceedings of these meetings. He shall be custodian of the records of the Corporation. He shall attend to the giving of all notices and shall perform such other duties as these Bylaws may provide or the Board of Directors may prescribe.

Section 5.8. Chief Financial Officer. The Chief Financial Officer shall, subject to the control of the Board of Directors, the President and Chief Executive Officer, if any, have general supervision, direction and control of the finances of the Corporation and shall have the general powers and full duties of management usually vested in the office of the Chief Financial Officer of a Corporation, and shall have such other powers and duties as may be prescribed by the Board of Directors or the Bylaws.

Section 5.7.  Treasurer. The Treasurer shall keep correct and complete records of account, showing accurately at all times the financial condition of the Corporation. He shall be the legal custodian of all moneys, notes, securities and other valuables that may from time to time come into the possession of the Corporation. He shall immediately deposit all funds of the Corporation coming into his hands in some reliable bank or other depositary to be designated by the Board of Directors, and shall keep this bank account in the name of the Corporation. He shall furnish at meetings of the Board of Directors, or whenever requested, a statement of the financial condition of the Corporation, and shall perform such other duties as these Bylaws may provide or the Board of Directors may prescribe. The Treasurer may be required to furnish bond in such amount as shall be determined by the Board of Directors.

Section 5.8.  Transfer of Authority. In case of the absence of any officer of the Corporation, or for any other reason that the Board of Directors may deem sufficient, the Board of Directors may transfer the powers or duties of that officer to any other officer or to any director or employee of the Corporation, provided a majority of the full Board of Directors concurs.

ARTICLE VI

NEGOTIABLE INSTRUMENTS, DEEDS, AND CONTRACTS

All checks, drafts, notes, bonds, bills of exchange and orders for the payment of money of the Corporation; all deeds, mortgages and other written contracts and agreements to which the Corporation shall be a party; and all assignments or endorsements of stock certificates, registered bonds, or other securities owned by the Corporation shall, unless otherwise required by law, or otherwise authorized by the Board of Directors as hereinafter set forth, be signed by the Chief Executive Officer, President or Chief Financial Officer. The Board of Directors may designate one or more persons, officers or employees of the Corporation, who may, in the name of the Corporation and in lieu of, or in addition to, those persons hereinabove named, sign such instruments; and may authorize the use of facsimile signatures of any of such persons. Any shares of stock issued by any other Corporation and owned or controlled by the Corporation may be voted at any stockholders' meeting of the other Corporation by the Chief Executive Officer or President of the Corporation, if present: or, in the absence of the Chief Executive Officer or President, by the Secretary of the Corporation and, in the event the Chief Executive Officer, President and Secretary shall be absent, then by such person as the Chief Executive Officer or President of the Corporation shall, by duly executed proxy designate to represent the Corporation at such stockholder's meeting.

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ARTICLE VII

INDEMNIFICATION OF OFFICERS AND DIRECTORS; INSURANCE

Section 7.1.  Indemnity. The Corporation shall indemnify its officers and directors to the greatest extent permitted by the laws of Nevada.

Section 7.7.  Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another Corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this section.

ARTICLE VIII

AMENDMENTS

These Bylaws may be altered, amended or repealed and new Bylaws may be adopted by the Board of Directors or by the stockholders.

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CERTIFICATE OF DIRECTOR

 I, the undersigned, do hereby certify:

1. That I am the duly elected and acting, a Nevada Corporation; and

2. That the foregoing amended and restated bylaws, comprising 8 pages, constitute the Bylaws of the Corporation as duly adopted by the Corporation on September 19, 2014.

IN WITNESS WHEREOF, I have hereunto subscribed my name this 19th day of September 2014.

/s/ VLADYSLAV BEINARS

Director: VLADYSLAV BEINARS

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